DAVIDOFF GOLD LLP

Duane Kumagai (SBN 125063)

Risa J. Morris (SBN 221179)

1900 Avenue of the Stars, 20th Floor

Los Angeles, California 90067

Telephone: (310) 201-7501

Facsimile: (213) 947-1684

Attorneys for Plaintiff and Cross-Defendant

Zhuhai Yuehua Electronic Co., Ltd

SUPERIOR COURT OF CALIFORNIA

COUNTY OF LOS ANGELES - CENTRAL DISTRICT

ZHUHAI YUEHUA ELECTRONIC CO., LTD., a People's Republic of China company,

Plaintiff,

vs.

NIVS USA CORPORATION, a California corporation; SIGMAC USA INC., a Nevada corporation; SOUTHERN PRODUCTS, INC. d/b/a SIGMAC USA, a Nevada corporation; EDWARD WANG a/k/a ED WANG, an·

individual; EDWARD MEADOWS a/k/a ED MEADOWS; FRY'S ELECTRONICS, INCORPORATED, a California corporation; COSTCO WHOLESALE CORP., a Washington corporation; DOES 1 25; and ROES 26-50,

Defendants.

Case No. BC 473921

(Hon. David L. Minning)

STIPULATION ~~[PROPOSED]~~ AND ORDER TO SHOW CAUSE RE PRELIMINARY INJUNCTION AND TEMPORARY RESTRAINING ORDER

Ex Parte Hearing

Date: June 21, 2012

Time: 8:30 a.m.

Dept.: 61

Action Filed: November 22, 2011

Trial Date: None

AND RELATED CROSS-ACTION

On the ex parte application of Plaintiff and Cross-Defendant Zhuhai Yuehua Electronic Co., Ltd. ("Zhuhai") and good cause appearing, the Court finds this to be a proper case for an order to show cause regarding preliminary injunction and a temporary restraining order, and that, unless the temporary restraining order is granted, great or irreparable injury will result. to Zhuhai before the matter can be heard on notice.

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Order to Show Cause re Preliminary Injunction

IT IS ORDERED THAT: all Defendants (except for Fry’s Electronics) and each of them, appear in Department 61 of this Court, located at 1i1 North Hill Street, Los Angeles, CA 90012, on 7/6/2012, at 9 am, and show cause, if any they have, why they and their agents, servants, employees, and representatives, and all persons acting in concert or participating with them, should not be enjoined and restrained during the pendency of this action from ·engaging in, committing, or performing directly or indirectly, any and all of the following acts:

a. Selling, transferring, pledging or encumbering any Sigmac-brand 42-inch LED television sets acquired in or after May 2011 by:

1. Any of the NIVS Defendants from Zhuhai;

2. Southern Products from any of the other NIVS Defendants or Zhuhai;

~~3. Fry’s from any of the NIVS Defendants; and/or~~

3. ~~4.~~ Costco from any of the NIVS Defendants '(collectively, the "42" TVs.");

b. Secreting, commingling with other funds or property, spending, pledging, encumbering, transferring or dissipating any proceeds of the 42" TVs, including but not limited to cash, receivables and any other consideration generated by the sale or transfer of 42" TVs (collectively, the "Proceeds"); or

c. Paying to NIVS or Southern Products any amounts owed for 42"

IT IS FURTHER ORDERED that all Defendants (except for Fry’s Electronics) and each of them, appear at the same time and place and show cause, if any they have, why they and their agents, servants, employees, and representatives, and all persons acting in concert or participating with them should not be commanded by this Court and required during the pendency of this action to:

a. Segregate from all other property all 42" TVs in their possession or control;

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b. Segregate from all other funds, deposit into a separate bank account, maintain and otherwise preserve all Proceeds;

c. Segregate from all other funds, deposit into a separate bank account, maintain and otherwise preserve all amounts due and owing (or that become due and owing) to NIVS, Wang, Sigmac, Southern Product or Meadows on the purchase of 42" TVs; and

d. Maintain complete, current records of all sales and transfers of 42" TVs and Proceeds, and amounts owed, paid and collected on sales or transfers of 42" TVs.

Temporary Restraining Order

IT IS FURTHER ORDERED that, pending the hearing and determination of the above Order to Show Cause, all Defendants (except for Fry’s Electronics), and their agents, servants, employees, and representatives, and all persons acting in concert or participating with them, are hereby enjoined and restrained from engaging in, committing, or performing, directly or indirectly, any and all of the following acts:

a. Selling, transferring, pledging or encumbering any Sigmac-brand 42-inch LED television sets acquired in or after May 2011 by:

1. Any of the NIVS Defendants from Zhuhai;

2. Southern Products from any of the other NIVS Defendants or Zhuhai;

~~3. Fry’s from any of the NIVS Defendants; and/or~~

3. ~~4.~~ Costco from any of the NIVS Defendants '(collectively, the "42" TVs.");

b. Secreting, commingling with other funds or property, spending, pledging, encumbering, transferring or dissipating any proceeds of the 42" TVs, including but not limited to cash, receivables and any other consideration generated by the sale or transfer of 42" TVs (collectively, the "Proceeds"); or

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c. Paying to NIVS or Southern Products any amounts owed for 42"

IT IS FURTHER ORDERED that, pending the hearing and determination of the above Order to Show Cause, all Defendants (except for Fry’s Electronics), and their agents, servants, employees, and representatives, and all persons acting in concert or participating with them, are hereby commanded to:

a. Segregate from all other property all 42" TVs in their possession or control;

b. Segregate from all other funds, deposit into a separate bank account, maintain and otherwise preserve all Proceeds;

c. Segregate from all other funds, deposit into a separate bank account, maintain and otherwise preserve all amounts due and owing (or that become due and owing) to NIVS, Wang, Sigmac, Southern Product or Meadows on the purchase of 42" TVs; and

d. Maintain complete, current records of all sales and transfers of 42" TVs and Proceeds, and amounts owed, paid and collected on sales or transfers of 42" TVs.

IT IS FURTHER ORDERED that:

a. Zhuhai shall serve this Temporary Restraining Order and Order to Show Cause upon NIVS, Sigmac, Wang and Meadows by email and mail to their counsel of record, Tony T. Liu on or before 6/21, 2012

b. Zhuhai shall serve this Temporary Restraining Order and Order to Show Cause upon Southern Products, Fry's and Costco in the manner prescribed by law for service of summonses on or before 6/22, 2012;

c. Opposition papers, if any, shall be filed and served on or before 6/29, 2012, upon Zhuhai, by email and mail to its attorney Duane Kumagai.

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d. Reply papers, if any, shall be filed and served upon NIVS, Sigmac, Wang and Meadows by email and mail to their counsel of record, Tony T. Liu on or before 7/3, 2012;

e. Reply papers, if any, shall be filed and served upon any other opposing parties by overnight courier on or before 7/3, 2012;

f. The Temporary Restraining Order shall expire on: 7/13, 2012

g. These orders are without prejudice to plaintiff seeks injunctive relief against Fry’s Electronics in the future.

DATED: 6/21/12

/s/ Mel Red Recana

~~Honorable David L. Minning~~

Judge of the Superior Court

Mel Red Recana

Approved as to Form & Content

DAVID OFFGOLD LLP

By: /s/ Duane Kumagai

Duane Kumagai

Attorney for Plaintiff ZHUHAI YUEHUA ELECTRONIC

Fry’s Electronics, Inc.

By: /s/ Alex J. Curotto

Alex J. Curotto

Attorney for Defendant FRY’S ELECTRONIC

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